STOCK ESCROW AGREEMENT


     This Stock Escrow Agreement (this "Agreement") is made and entered into as of February 18, 1999 (the "Effective Date"), by and among ELMER'S RESTAURANTS, INC., an Oregon corporation ("Elmer's"), the parties listed on Exhibit A attached hereto (collectively, the "Escrow Indemnitors," and each individually, an "Escrow Indemnitor"), William W. Service as the representative of the Escrow Indemnitors (the "Representative"), and ATER WYNNE, LLP, as escrow agent (the "Escrow Agent").


                            RECITALS

     A. The Escrow Indemnitors are shareholders of CBW Inc., an Oregon corporation ("CBW"). CBW, Elmer's and certain other parties have entered into a Merger Agreement dated as of February 18, 1999, (the "Merger Agreement"), pursuant to which CBW shall be merged with Elmer's (the "Merger"), with Elmer's to be the surviving corporation of the Merger. In the Merger, the outstanding shares of CBW Common Stock ("CBW Stock") will be converted into shares of Elmer's Common Stock, ("Elmer's Common Stock").

     B. The Merger Agreement provides that an aggregate of 220,000 shares of Elmer's Common Stock issued in respect of the conversion of outstanding CBW Stock in the Merger will be withheld from the Escrow Indemnitors and will be placed in an escrow established in accordance with this Agreement to secure the indemnification obligations under Section 10 of the Merger Agreement.

     C. The parties desire to enter into this Agreement to establish the terms and conditions under which the escrow will be established and maintained.


     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   CERTAIN  DEFINED  TERMS.

          1.1   Terms  Defined in Merger Agreement.   Capitalized
terms used in this Agreement and not otherwise defined herein shall have the same meanings given to such terms in the Merger
Agreement.

          1.2 Escrow. As used herein, the "Escrow" means the escrow and the Escrow Account (as defined in Section 3.1 below) established pursuant to this Agreement in which the Escrowed Property (as defined in Section 1.3 below) will be held to secure indemnification obligations of the Escrow Indemnitors in accordance with Section 10 of the Merger Agreement.

          1.3 Escrowed Property. As used herein, the "Escrowed Property" means, collectively: (a) 220,000 shares of Elmer's Common Stock issued in respect of the conversion of all outstanding shares of CBW Stock in the Merger (the "Escrow Shares") and the Stock Powers (as defined in Section 3.1 below) executed and delivered by the Escrow Indemnitors with respect to such Escrow Shares; and (b) all other property (not including dividends but including Distributions and Secondary Distributions (as defined in Section 3.2 below)) other than dividends issued or paid with respect to any Escrow Shares that are deposited in the Escrow Account -- pursuant to this Agreement, all of which items shall be deemed to be "Escrowed Property" upon deposit in the Escrow Account. The number of Escrow Shares of each Escrow Indemnitor that will be placed in the Escrow is shown in Exhibit A hereto and will be equal to such Escrow Indemnitor's Pro Rata Share (as defined in Section 2.1) of the Escrowed Property unless Elmer's shall have received written instructions requesting a different allocation among the Escrow Indemnitors.

          1.4 Termination Date. "Termination Date" means the one-year anniversary of the Closing Date of the Merger.

     2.   AGREEMENT.

          2.1 Obligations of Escrow Indemnitors. As a material inducement to Elmer's to enter into the Merger Agreement and consummate the transactions contemplated thereby, the Escrow Indemnitors agree to be expressly subject to the terms and conditions of this Agreement:

               (a) to establish the Escrow pursuant to this Agreement to secure the indemnification obligations under Section 10 of the Merger Agreement and to assume such indemnification obligations;

                 (b) that in the event Elmer's or any of its
     employees, agents, officers, directors, permitted assigns and affiliates (hereinafter, collectively, "Elmer's") incurs any costs, damages, expenses, and liabilities (including reasonable attorneys' fees) incurred or sustained in connection with or resulting from (i) any breach of the representations and warranties of CBW or the Escrow Indemnitors in the Merger Agreement or (ii) the nonfulfillment or breach of any covenant made by CBW or the Escrow Indemnitors in the Merger Agreement all as provided in Section 10 of the Merger Agreement (the "Claims and Liabilities"), the Escrowed Property (or a portion thereof) shall, subject to the provisions of the Merger Agreement and this Agreement, be transferred to Elmer's to compensate Elmer's for such Claims and Liabilities, with the portion of the Escrowed Property to be so transferred to be pro rata as to each Claim and Liability among the Escrow Indemnitors according to each Escrow Indemnitor's proportionate share of the Escrowed Property set forth on Exhibit A hereto (the "Pro Rata Share");

               (c) to appoint the Representative as the Escrow Indemnitors' representative, attorney-in-fact and agent for purposes of this Agreement to act for and on behalf of each Escrow Indemnitor as provided herein, and to the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken or made by the Representative on the Escrow Indemnitors' behalf under this Agreement; and

               (d) to all of the other terms and conditions of this Agreement.

     3.   FORMATION  OF  ESCROW  ACCOUNTS.

          3.1   Delivery and Deposit of Escrowed Property.   Upon
the execution of this Agreement by all parties hereto:

               (a) Elmer's will promptly deliver to the Escrow Agent (in lieu of delivery to the Escrow
     Indemnitors and subsequent delivery to the Escrow Agent) the Escrow Shares in the form of duly authorized and executed stock certificates issued in the respective names of the Escrow Indemnitors, representing each Escrow Indemnitor's Pro Rata Share of the Escrow Shares; and

               (b) each Escrow Indemnitor will promptly deliver to the Escrow Agent duly executed Stock Powers and Assignments Separate From Certificate for such Escrow Indemnitor's Escrow Shares in the form of Exhibit B ("Stock Powers"), signed in blank by such Escrow Indemnitor.

The Escrow Agent agrees to accept delivery of the above-mentioned Escrowed Property, which shall be clearly designated by Elmer's as "Escrowed Property," and to hold the same in escrow in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

          3.2 Distributions, Conversions, Voting and Rights of Ownership. So long as the Escrow is in effect, distributions (other than dividends paid in respect of such shares which shall be distributed to the Escrow Indemnitors) of any kind (including without limitation shares of Elmer's Common Stock issued in connection with a subdivision or split of Elmer's Common Stock) that are paid, issued or made by Elmer's in respect of the Escrow Shares or that are issuable by Elmer's or a third party upon the conversion or other exchange of Elmer's Common Stock in a merger, consolidation or other transaction affecting the Elmer's Common Stock (the "Distributions"), or in respect of any such Distributions ("Secondary Distributions"), will be immediately delivered to the Escrow Agent and will be held in the Escrow on the same terms and conditions as those applied hereunder to the Escrow Shares and the Escrow Indemnitors will promptly sign and deliver to the Escrow Agent new Stock Powers or other applicable instruments of transfer for such Distributions and/or Secondary Distributions (duly executed in blank by the Escrow Indemnitors) to be held in the Escrow as Escrowed Property pursuant to this Agreement. As used herein, the terms "Escrowed Property" includes all Distributions and Secondary Distributions on Escrowed Property and the term "Escrow Shares" includes all Distributions and Secondary Distributions on Escrowed Property consisting of stock or other securities. The Escrow Indemnitors will have the right to exercise any and all rights to vote the Escrow Shares deposited in the Escrow Account for their account so long as such Escrow Shares are held in the Escrow and have not been released to Elmer's as provided herein and Elmer's will take all steps necessary to allow the exercise of such rights. While the stock certificates representing, and Stock Powers for, Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Escrow Indemnitors, will (subject to the provisions of Sections 3.3 and 3.4 below) retain and be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions of this Agreement. If reasonably requested to do so by Elmer's or the Escrow Agent, each Escrow Indemnitor shall promptly execute and deliver to the Escrow Agent (or to Elmer's, as to Escrow Shares that are released to Elmer's as provided herein) replacement Stock Powers for any Escrow Shares or other shares of stock or securities that are or become Escrowed Property. If requested by Elmer's, due to the failure of any Escrow Indemnitor to promptly execute and deliver replacement Stock Powers as herein provided, the Representative, acting as attorney-in-fact for each Escrow
Indemnitor, shall promptly execute on behalf of such Escrow Indemnitor, and deliver to the Escrow Agent, replacement Stock
Powers for any Escrow Shares or other shares of stock or securities that are or become Escrowed Property.

          3.3 No Transfer or Encumbrance. Except to the extent expressly permitted by the provisions of this Section 3.3, no Escrowed Property or any beneficial interest therein may be sold, assigned, pledged, encumbered or otherwise transferred (including without limitation by operation of law, other than a conversion of shares in a merger or consolidation) by any Escrow Indemnitor or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of an Escrow Indemnitor (other than such Escrow Indemnitor's obligations under this Agreement) prior to the delivery and release to the Escrow Indemnitors of the Escrowed Property by the Escrow Agent in accordance with the provisions of Section 5 hereof. Provided, however, an Escrow Indemnitor may transfer its share of the Escrowed Property hereunder so long as such transfer is to another Escrow Indemnitor or is by gift or upon death or permanent incapacity to his guardian, conservator, executor, administrator, trustees or beneficiaries under his will, spouse, children, stepchildren, grandchildren, parents, siblings or legal dependents, to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be such a person and all such persons agree to be bound by the terms hereof or to partners of an Escrow Indemnitor that is a partnership, provided that all of such partners agree to be bound by the terms hereof.

          3.4   Treatment  of  Escrowed Property.   The  Escrowed
Property shall be held by the Escrow Agent and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

     4. ADMINISTRATION OF ESCROW ACCOUNT. The Escrow Agent shall administer the Escrow Account as follows:

          4.1 Claim Notice. If Elmer's asserts a claim for indemnification under Section 10 of the Merger Agreement on or prior to the Termination Date, then Elmer's shall promptly give written notice of such claim (a "Claim Notice"), including a copy of such claim and/or process and all legal pleadings in connection therewith, to the Representative and the Escrow Agent in accordance with Section 12 hereof. Each Claim Notice shall state the amount of claimed Claims and Liabilities (the "Claimed Amount") and the basis for such claim. Elmer's shall assert any claim for indemnification promptly following its discovery of the facts giving rise to such claim and in no event more than sixty (60) days from such discovery so long as such period does not extend beyond the Termination Date of this Agreement.

          4.2 Response Notice. Within thirty (30) days after delivery of a Claim Notice to the Representative, the Representative shall give to Elmer's, with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Representative shall either:

               (a) agree that such portions of the Escrowed Property having a value (computed in accordance with Section 4.4 below) equal to the full Claimed Amount may be released from the Escrow Account and delivered to Elmer's; or

               (b) agree that a portion of the Escrowed Property having a value (computed in accordance with Section 4.4 below) equal to a specified part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to Elmer's; or

               (c)    contest  that  any  of  the   Escrowed
     Property may be released from the Escrow Account to Elmer's.

     The  Representative  may  contest the  release  of  Escrowed
Property only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Claims and Liabilities (or that there is a valid defense to such claims and liabilities), or does not constitute the actual amount of Claims and Liabilities incurred, for which Elmer's is entitled to indemnification under Section 10 of the Merger Agreement. If no Response Notice is delivered by the Representative within such thirty (30) day period, then the Representative shall be deemed to have agreed that the full Claimed Amount may be released and delivered from the Escrow Account to Elmer's.

          4.3  Release Without Contest.

               (a) If in his Response Notice the Representative agrees (or if the Representative fails to deliver a Response Notice within the required time period and as such is deemed to have agreed) that the Escrowed Property having a value (computed in accordance with Section 4.4 below) equal to the full Claimed Amount may be released from the Escrow Account to Elmer's, then the Escrow Agent shall promptly thereafter deliver to Elmer's from the Escrow Account Escrowed Property having a value (computed in accordance with Section 4.4 below) equal to the Claimed Amount (or such lesser amount as is then held in the Escrow Account).

               (b)   If  the Representative in the  Response
     Notice agrees that Escrowed Property having a value (computed in accordance with Section 4.4 below) equal to the Agreed Amount may be released from the Escrow Account to Elmer's in the respective amounts set forth in the Response Notice, then the Escrow Agent shall promptly thereafter deliver to Elmer's such Agreed Amount or such lesser amount as is then held in the Escrow Account, and the provisions of Section 5 shall apply. The amounts of Escrowed Property equal to the Agreed Amount that are to be released by the Escrow Agent to Elmer's from the Escrow Account under this Section shall be in such proportions of Escrow Shares and other Escrowed Property as may be requested by the Representative (subject to the availability of such type(s) of Escrowed Property at such time).

          4.4 Value of Escrowed Property. For purposes of determining the amount of Escrowed Property to be delivered out of the Escrow to Elmer's as all or part of any Claimed Amount hereunder and determining the value of any Escrowed Property for any other purpose hereunder (a) Escrowed Property that is cash will be deemed to have a value equal to the amount of such cash in U.S. Dollars; (b) shares of Elmer's Common Stock will be deemed to have a value per share equal to the average closing price of the shares as traded on Nasdaq during the ten (10) trading days prior to the date of delivery of the Escrowed Property by the Escrow Agent to Elmer's which average closing price shall be evidenced by a certificate delivered to the Escrow Agent by Elmer's on the date of delivery and executed by the Chief Financial Officer of Elmer's; (c) all other Escrowed Property shall be deemed to have a value that is equal to its then-current market value (if such value is readily deter minable), which market value and the basis for determination shall be evidenced by a certificate delivered to the Escrow Agent by Elmer's on the date of delivery and executed by the Chief Financial Officer of Elmer's; and (d) Escrowed Property that has no readily determinable market value will be deemed to have the value determined by the mutual agreement of Elmer's and the Representative, or, in the absence of such an agreement by the decision of any arbitrator deciding the claim in question under
Section 5.

     5.   ARBITRATION  OF  CONTESTED  RELEASES.

          5.1 Arbitration of Disputes over Escrow Release. If the Representative gives a Response Notice contesting the release of Escrowed Property equal to all or any part of the Claimed Amount set forth in the applicable Claim Notice, as provided in
Section 4.2 above (the "Contested Amount"), then such dispute shall be settled by mandatory binding arbitration in Portland, Oregon in accordance with the provisions of this
Section 5 and the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), unless Elmer's and the Representative settle such dispute in a written settlement agreement executed by Elmer's and the Representative on behalf of and binding on each of the Escrow Indemnitors and Elmer's. The provisions of this Section 5 shall prevail and govern in the event of any conflict between such provisions and the AAA Rules.

          5.2 Arbitrator. Unless otherwise mutually agreed by Elmer's and the Representative, the arbitration will be heard and decided by a single arbitrator who shall be selected as provided in Section 5.3.

          5.3 Selection of Arbitrator. Elmer's and the Representative will have the authority to select the arbitrator from a list provided by the American Arbitration Association of arbitrators who are attorneys-at-law who practice in the area of business law or commercial litigation; provided that the arbitrator cannot have represented either Elmer's or any of the Escrow Indemnitors in any previous matter. If Elmer's and the Representative cannot agree on the selection of the arbitrator from the above list of arbitrators, then the arbitrator shall be chosen by the American Arbitration Association. Elmer's and Representative will provide notice to the Escrow Agent of the identity of the arbitrator not more than fifteen (15) days after the selection of the arbitrator.

          5.4 Time for Arbitration Decision: Effect. The arbitrator shall decide each dispute to be arbitrated pursuant hereto within ninety (90) days after the selection of the arbitrator. The arbitrator's decision shall relate solely to whether Elmer's is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the arbitrator shall provide directions to the Escrow Agent as provided in Section 5.5 and shall be furnished to Elmer's, the Representative, and the Escrow Agent in writing and shall constitute a conclusive determination of all issues in question, binding upon Elmer's, the Representative, the Escrow Indemnitors and the Escrow Agent and shall not be contested by any of them. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and instructions (if applicable) to the Escrow Agent as to the release of Escrowed Property and will deliver such documents to Elmer's, the Representative and the Escrow Agent, along with a signed copy of the award and the instructions (if any) to the Escrow Agent. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of this Section 5 or the provisions of this Agreement or the Merger Agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction over the subject matter thereof.

          5.5 Actions of Escrow Agent Pending Arbitration. After delivery of a Response Notice in which any or all of the Claimed Amount is contested by the Representative, the Escrow Agent shall continue to hold in the Escrow Account Escrowed Property having a value (computed in accordance with Section 4.4 of this Agreement) sufficient to cover the Contested Amount (but only to the extent that there is Escrowed Property remaining in the Escrow after payment to Elmer's of all uncontested Claimed Amounts), notwithstanding the occurrence of the Termination Date, until: (a) delivery of a copy of a settlement agreement executed by Elmer's and the Representative setting forth instructions to the Escrow Agent as to the release of such Escrowed Property that shall be made with respect to the Contested Amount; (b) delivery of a copy of the final decision of the arbitrator setting forth instructions to the Escrow Agent as to the release of Escrowed Property that shall be made with respect to the Contested Amount; or (c) receipt of a court order or judgment directing Escrow Agent to act with respect to the distribution of any Escrowed Property. The Escrow Agent shall thereupon release Escrowed Property from the Escrow Account (to the extent Escrowed Property is then held in the Escrow Account) in accordance with such settlement agreement, arbitrator's instructions, court order or judgment, as applicable. The Escrowed Property released by the Escrow Agent to Elmer's from the Escrow Account shall be in such proportions of Escrow Shares and/or other Escrowed Property, as may be requested by the Representative (subject to the availability of such type(s) of Escrowed Property at such time).

          5.6 No Responsibility of Escrow Agent to Resolve Dispute. If any controversy arises involving any party to this Agreement (other than the Escrow Agent) concerning the subject matter of this Agreement, including a Contested Amount, the Escrow Agent will not be required to determine the controversy or to take any action until such dispute has been resolved.

          5.7 Right to Counsel. Elmer's (on behalf of itself and any of its employees, agents, officers, directors, permitted assigns and affiliates) and the Representative shall each have the right to employ its or his own legal counsel to represent such person in any disputes arising under this Agreement.

          5.8 Compensation of Arbitrator. The arbitrator will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation. Elmer's, on the one hand, and the Escrow Indemnitors, on the other hand, will each pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings (collectively, the "Arbitration Expenses"), with the portion of such Arbitration Expenses required to be borne by the Escrow Indemnitors to be shared by the Escrow Indemnitors based on the Escrow Indemnitor's respective Pro Rata Shares.

          5.9 Burden of Proof. For any claim submitted to an arbitration hereunder, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

          5.10 Exclusive Remedy. Except to the extent provided in Section 10 of the Merger Agreement, and except as specifically otherwise provided in this Agreement, arbitration in accordance with this Section 5 will be the sole and exclusive remedy of the parties for any dispute arising over the release of Escrowed Property from the Escrow hereunder.

     6.    PAYMENT   OF  REMAINING  ESCROWED  PROPERTY   TO   CBW
SHAREHOLDERS.

          6.1 On Termination Date. On the Termination Date, the Escrow Agent shall deliver to Elmer's and the Representative a statement of the value (computed in accordance with Section 4.4 hereof) of the remaining balance of the Escrowed Property then remaining in the Escrow Account, and the total amount of all claims made pursuant to Section 4 or 5 hereof in connection with the Escrow Account and not as of then resolved and paid (the excess, if any, of such remaining balance in such Escrow Account over the total amount of such claims against such Escrow Account shall be referred to as the "Final Escrow Balance"). Elmer's and the Representative each shall review the accuracy of the Final Escrow Balance and notify the Escrow Agent and each other of any asserted discrepancy or of the absence of any discrepancy within ten (10) business days of receipt of the foregoing statement. Upon the Escrow Agent's notification of no discrepancy by Elmer's and the Representative within the ten (10) business day period specified in the preceding sentence, then within twenty (20) business days after receipt by Elmer's and the Representative of such statement, the Escrow Agent shall deliver to each of the Escrow Indemnitors an amount of the Escrowed Property representing such Escrow Indemnitor's Pro Rata Share of the Final Escrow Balance constituting Escrowed Property, free and clear of the Escrow created by this Agreement. If either Elmer's or the Representative notifies the Escrow Agent of a discrepancy, any dispute with respect to such discrepancy shall be resolved by mandatory binding arbitration as provided in Section 5. After the last claim shall have been resolved pursuant to Sections 4 and 5 hereof and all Escrowed Property deliverable to Elmer's upon the resolution of all such claims has been delivered to Elmer's, the remaining balance, if any, of the Escrowed Property shall be delivered by the Escrow Agent to each Escrow Indemnitor pro rata, based on the Escrow Indemnitor's Pro Rata Share, free and clear of the Escrow created by this Agreement.

          6.2 Distribution of the Escrowed Property. All distributions of Escrowed Property to the Escrow Indemnitors, to be made by the Escrow Agent under this Section shall be made so that each Escrow Indemnitor receives his or her Pro Rata Share of the total amount of each type of property (principally Elmer's Common Stock) constituting the Escrowed Property held in the Escrow immediately before such distribution.

          6.3 Delivery Methods. Delivery of Escrowed Property by the Escrow Agent shall be by registered mail or by nationally recognized overnight courier. The Escrow Agent shall not be responsible for obtaining insurance in connection with such delivery.

          6.4  Power to Transfer Escrow Shares and Distributions.
The Escrow Agent is hereby granted the power to effect any transfer of Escrowed Property permitted or required by this Agreement in accordance with its terms.

     7.   FEES AND EXPENSES OF ESCROW AGENT AND REPRESENTATIVE.

          7.1 Representative. Elmer's shall pay the fees of the Escrow Agent, based on an hourly rate of $200 per hour, for the services to be rendered by the Escrow Agent hereunder, provided, however, that any extraordinary fees and expenses referred to in
Section 7.3 below, including, without limitation, any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrowed Property will be paid fifty percent (50%) by Elmer's and fifty percent (50%) by the Escrow Indemnitors.

          7.2 Representative. The Representative will not be entitled to receive any compensation from Elmer's in connection with this Agreement; however, the Escrow Indemnitors shall indemnify and promptly reimburse the Representative for all reasonable expenses actually incurred by the Representative in connection with the performance of his duties hereunder (including, but not limited to, all losses, costs and expenses which the Representative may incur as a result of involvement in any legal proceedings arising from the performance of his duties hereunder) pro rata according to the Escrow Indemnitors' respective Pro Rata Shares. Elmer's shall not have any obligation to reimburse the Representative for any expenses whatsoever.

          7.3 Escrow Agent's Extraordinary Fees. Elmer's and the Representative hereby acknowledge that all fees and usual charges for services of the Escrow Agent hereunder shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the Escrow Agent renders any service not provided for in this Agreement, or if the parties hereto request a substantial modification of the terms of this Agreement, or if any controversy arises and the Escrow Agent is made a party to any litigation pertaining to this Agreement or its subject matter, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorney's fees and expenses incurred by the Escrow Agent in rendering such extraordinary services, which costs, fees and expenses shall be borne by Elmer's and the Escrow Indemnitors as provided in Section 7.1 above.

     8.     LIABILITY    AND    AUTHORITY   OF    REPRESENTATIVE;
SUCCESSORS  AND  ASSIGNEES.

          8.1 Limits on Liability. The Representative shall incur no liability with respect to any action taken or suffered by him in his capacity as Representative in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or gross negligence. The Representative may, in all questions arising under this Escrow Agreement, rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Representative based on such advice, the Representative shall not be liable to anyone.

          8.2   Successor Representatives.  In the event  of  the
death or permanent disability of the Representative, or the resignation of Representative as the representative of the Escrow Indemnitors hereunder, a successor Representative shall be elected by a majority vote of the Escrow Indemnitors, with each such Escrow Indemnitor (or his or her successors or assigns) to be given a weighted vote based on such Escrow Indemnitor's Pro Rata Share. Each successor Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Representative, and the term "Representative" as used herein shall be deemed to include each successor Representative. Unless and until the Escrow Agent receives written notice from all of the Escrow Indemnitors identifying a new representative, the Escrow Agent shall at all times be entitled to assume that the Representative set forth in this Agreement is the Representative hereunder. Upon receipt of such written notice, the Escrow Agent shall be fully protected and not be held liable for any instructions received by the new representative of the Escrow Indemnitors.

          8.3 Authority of Representative. The Representative shall have full power and authority to represent the Escrow Indemnitors and their successors with respect to all matters arising under this Agreement or related to the subject matter hereof and all actions taken by the Representative hereunder shall be binding upon each and all of the Escrow Indemnitors and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Representative shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise and settle any claims asserted hereunder and to authorize payments to be made with respect thereto, on behalf of the Escrow Indemnitors and their successors. The Escrow Indemnitors (with respect to the Escrowed Property, in their capacity as Escrow Indemnitors) have consented to the appointment of the Representative as representative of the Escrow Indemnitors (with respect to the Escrowed Property, in their capacity as Escrow Indemnitors) and as the attorney-in-fact and agent for and on behalf of each Escrow Indemnitor for the purposes of taking actions and executing agreements and documents on behalf of any of the Escrow Indemnitors as provided in this Agreement, and, subject to the express limitations set forth below, the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including, but not limited to, the exercise of the power to authorize delivery to Elmer's of Escrowed Property and to take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. The Representative will have unlimited authority and power to act on behalf of each Escrow Indemnitor with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement with respect to Escrowed Property so long as all Escrow
Indemnitors are treated in the same manner (unless the Escrow Indemnitors otherwise consent). The Escrow Indemnitors will be bound by all actions taken by the Representative in connection with this Agreement, and Elmer's will be entitled to rely on any action or decision of the Representative.

     9.    LIMITATION   OF  ESCROW  AGENT'S  RESPONSIBILITY   AND
LIABILITY.

          9.1 Limitation of Responsibility. The Escrow Agent's duties are limited to those set forth in this Agreement, and the Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including, without limitation, the Merger Agreement. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement will be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction. The Escrow Agent will not be responsible for, and will not be under a duty to examine into or pass upon, the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement mandatory or supplemental hereto.

          9.2 Limitation of Liability. The Escrow Agent will incur no liability with respect to any action taken, not taken or suffered by it in reliance upon any notice, direction, instruc tion, consent, statement or other document believed by it to be genuine and duly authorized, including, without limitation, directions from any arbitrator selected in accordance with
Section 5.3, nor for any other action or inaction, except its own willful misconduct or gross negligence. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent will not be liable for any action taken or omitted to be taken by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct or gross negligence was the cause of any loss to Elmer's, the Representative, any Escrow Indemnitor. The Escrow Agent makes no representation or warranty with respect to, and is not responsible for the validity of, the Escrow Shares. The Escrow Agent is not responsible for the receipt of any dividend or other distribution on behalf of any Escrow Indemnitor or for the voting of or exercise of any other rights with respect to the Escrow Shares. The Escrow Agent will have no duty to solicit the delivery of any Escrowed Property. The Escrow Agent will have no obligation with respect to the Escrowed Property other than either to withhold the release of Escrowed
Property to the Escrow Indemnitors or to release Escrowed Property to Elmer's, as the case may be, to the extent expressly provided in this Agreement. The Escrow Agent will have no obligations with respect to the investment of any cash that becomes Escrowed Property except as expressly provided in
Section 3. Any dispute which may arise with respect to the payment or ownership or right of possession of all or any part of the Escrow or the Escrowed Property, or the duties of the Escrow Agent hereunder, shall be settled pursuant to the provisions of
Section 5. The Escrow Agent shall be under no duty to institute or defend any proceeding unless the subject of such proceeding is part of its duties hereunder. In the event of any dispute between the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made upon any of the Escrow Property, or in the event that Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, file a suit as interpleader in a court of appropriate jurisdiction, or refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such dispute shall continue or such doubt shall exist. The Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) all differences and doubt shall have been resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this Section are cumulative of all other rights which it may have by law or otherwise.

          9.3 Indemnity. Elmer's and each of the Escrow Indemnitors (each an "Indemnifying Party" and together the "Indemnifying Parties"), each hereby jointly and severally covenants and agrees to reimburse, indemnify and hold harmless the Escrow Agent and its employees and agents from and against any loss, damage or liability suffered, incurred by or asserted against the Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon any act or omission by the Escrow Agent relating in any way to this Agreement or the Escrow Agent's services hereunder; provided, however, that the liability of any Escrow Indemnitor shall be limited to such Escrow Indemnitor's pro rata share of the liability of all of the Escrow Indemnitors hereunder, based on the number of shares of CBW stock held by such Escrow Indemnitor. This indemnity will not apply to any such loss, damage or liability arising from the gross negligence or willful misconduct on the Escrow Agent's part. Anything in this Agreement to the contrary notwithstanding, in no event will the Escrow Agent be liable for special, indirect or consequential damage or loss of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          9.4 Participation in Defense of the Escrow Agent. Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against the Escrow Agent, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Escrow Agent and the Indemnifying Parties, the Escrow Agent's retention of separate counsel will be reimbursable as provided in Section 9.3. The Escrow Agent's right to indemnification hereunder will survive the Escrow Agent's resignation or removal as escrow agent hereunder and will survive the termination of this Agreement by lapse of time or otherwise.

          9.5 Notice of Claims against Escrow Agent. The Escrow Agent will notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter sent U.S. first class mail, registered or certified, of any receipt by the Escrow Agent of a written assertion of a claim against the Escrow Agent related to this Agreement, or any action commenced against the Escrow Agent, within ten (10) business days after the Escrow Agent's receipt of written notice of such claim. However, the Escrow Agent's failure to so notify each Indemnifying Party will not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this Section 9. In the event the Escrow Agent fails to so notify each Indemnifying Party and an Indemnifying Party is prejudiced thereby, then such Indemnifying Party will not have liability to Escrow Agent under this Section 9.

     10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign at any time and be discharged from its duties or obligations hereunder by giving a written resignation to the parties to this Escrow Agreement, specifying not less than thirty (30) days prior written notice of the date when such resignation shall take effect; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent and acceptance of such appointment by such successor Escrow Agent. Elmer's may appoint a successor Escrow Agent without the consent of the Representative so long as such successor is a bank with assets of at least Fifty Million Dollars ($50,000,000) which has no direct depository or lending relationship with Elmer's and which is qualified to do business in the State of Oregon, and may appoint any other successor Escrow Agent with the consent of the Repre sentative, which shall not be unreasonably withheld. If, within such notice period, Elmer's provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent in accordance with this Section 10 and directions for the transfer of any Escrowed Property then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrowed Property to such designated successor. If no successor Escrow Agent is appointed within sixty (60) days of the date specified for the Escrow Agent's resignation to take effect, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for such appointment at the expense of Elmer's. Each successor Escrow Agent shall execute and deliver an instrument accepting such appointment and shall, without further acts, be vested in all the estates, properties, rights, powers and duties of the Escrow Agent or any other predecessor Escrow Agent as if originally named as Escrow Agent hereunder.

     11. TERMINATION. This Agreement shall terminate upon the earlier of (a) the Termination Date, or (b) the release by the Escrow Agent of all of the Escrowed Property in accordance with this Agreement. Notwithstanding any termination of this Escrow Agreement, the provisions of Sections 7.1, 7.3 and 9.3 hereof shall survive such termination and remain in full force and effect.

     12. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or made on the date personally delivered or on the date mailed, by first class registered or certified mail with postage prepaid, by private nationally recognized courier service or by facsimile and confirmed, if delivered, mailed, courier or facsimile to the respective parties hereto at the following addresses:

          If the Escrow Agent:

                    Ater Wynne, LLP
                    222 S.W. Columbia, Suite 1800
                    Portland, OR    97210
                    Attn:  Jack W. Schifferdecker, Jr.
                    Facsimile No. (503) 226-0079

          If to Elmer's, to:

                    Elmer's Restaurants, Inc.
                    11802 S.E. Stark St.
                    Portland, OR   97216
                    Attn:  Bruce N. Davis
                    Facsimile No. (503) 257-7448

          If to the Escrow Indemnitors and the Representative, to:

                    William W. Service
                    c/o CBW Inc.
                    140 E. 5th Avenue, #A
                    Eugene, OR  97401
                    Facsimile No. (541) 465-3967


     Any party hereto may designate a different address by providing written notice of such new address to the other parties hereto.

     13.  MISCELLANEOUS.

          13.1 Governing Law; Assigns. This Agreement will be governed by and construed in accordance with the internal laws of the State of Oregon without regard to conflict-of-law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          13.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          13.3 Entire Agreement; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. If any provision of this Agreement is held to be illegal or unenforceable by a tribunal of competent jurisdiction, then such provision shall not be voided, but shall be deemed modified to the extent necessary to make such provision lawful and enforceable, and the other provisions of this Agreement shall remain in full force and effect.

          13.4 Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

          13.5 Amendment. This Agreement may be amended by the written agreement of Elmer's, the Escrow Agent and the Representative, provided that, if the Escrow Agent does not agree to an amendment agreed upon by Elmer's and the Representative, the Escrow Agent will resign (which resignation shall be effective immediately and, in any event, prior to the effective date of the amendment) and Elmer's will appoint a successor Escrow Agent in accordance with Section 10 hereof. No such amendment may treat any one Escrow Indemnitor differently from the other Escrow Indemnitors unless consented to in writing by Escrow Indemnitors having beneficial ownership in a majority of the outstanding Escrowed Property, including the consent of any Escrow Indemnitor who is to be treated differently.


          [Remainder of Page Left Deliberately Blank]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

     ELMER'S:                 ELMER'S RESTAURANTS, INC.,
                              an Oregon corporation


                              By:__/s/_BRUCE                   N.
DAVIS___________________


                              Its:__PRESIDENT___________________________



     ESCROW AGENT:            ATER WYNNE LLP


                              By:___/s/_JACK                   W.
SCHIFFERDECKER_________
                                   Jack  W. Schifferdecker,  Jr.,
Partner


     REPRESENTATIVE:          __/s/_WILLIAM W. SERVICE_________________
                              William W. Service


     ESCROW        INDEMNITORS:             __/s/_BRUCE        N.
DAVIS_____________________
                              Bruce N. Davis


                                        __/s/_WILLIAM          W.
SERVICE_________________
                              William W. Service



                              __/s/_GREGORY                 WENDT
_________________
                              Gregory Wendt


                              __/s/_LINDA                      E.
                              BOLTON____________________
                              Linda   E.  Bolton,  Trustee  Under
                              Restated   Trust  Agreement   Dated
                              6/8/98


              [Signatures Continued On Next Page]

                              __/s/_CORDY
JENSEN_______________________
                              Cordy Jensen


                              __/s/_KEN                        N.
BOETTCHER___________________
                              Ken N. Boettcher


                              __/s/_KAREN
BROOKS_______________________
                              Karen  Brooks


                              __/s/_THOMAS                     C.
CONNOR___________________
                              Thomas C. Connor


                              __/s/_DONALD
WOOLLEY_____________________
                              Donald Woolley


                    [SCHEDULE OMITTED]